UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

DGT Holdings Corp.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Steel Partners Holdings L.P, 590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

100 Pine Aire Drive, Bay Shore, New York 11706
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2012, at a Special Meeting of shareholders (the “Special Meeting”), one of the proposals the shareholders of DGT Holdings Corp. (the “Company”) approved was an amendment (the “Charter Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to allow for shareholders to act without a meeting by written consent if the matter is approved by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote on the matter were present and voted.  The Charter Amendment was filed with the Secretary of State of New York and became effective August 16, 2012.

Pursuant to unanimous written consent of the Board of Directors of the Company (the “Board”), dated August 10, 2012, the Board approved and adopted Amendment No. 4 (the “By-Laws Amendment”) to the Amended and Restated By-Laws of the Company (the “By-Laws”).  The By-Laws Amendment amended (i) Article I, Section 1 of the By-Laws to state that the principal office of the Corporation be located in the state of New York and (ii) Article II, Section 12 of the By-Laws to state that whenever the vote of shareholders is required or permitted in connection with any corporate action, that action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and that notice of such action must be given in writing to the Secretary of the Company before the proposed effective time of such action.  Article I, Section 1 of the By-Laws previously stated that the principal office of the Company shall be located in Valhalla, New York.  Article II, Section 12 of the By-Laws previously provided that shareholders could take action without a meeting on written consent of all outstanding shares entitled to vote thereon.  In addition, Article II, Section 12 of the By-Laws further provided that such provision shall not be construed to alter or modify any provision of law or any provision of the Certificate of Incorporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.  The By-Laws Amendment became effective August 16, 2012.

The descriptions of the Charter Amendment and the By-Laws Amendment contained herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Charter Amendment and the By-Laws Amendment, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting held on August 15, 2012, shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Special Meeting, dated July 18, 2012.  There were 3,839,468 shares of common stock eligible to vote at the meeting.  Each of the proposals was considered and approved by the requisite number of votes eligible to be cast or represented.  The adjournment or postponement of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve the sale of our power conversion business, operated by our RFI Corporation subsidiary (the “RFI Transaction”), pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated June 6, 2012, by and among the Company, RFI Corporation, and Ultra Electronics Defense, Inc.

Proposal 1.  Approval of the RFI Transaction pursuant to the Asset Purchase Agreement.

For	Against	Abstain
2,889,489	21,226	107,249

Proposal 2.  Adjournment or postponement of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the RFI Transaction if there are insufficient votes to approve the RFI Transaction.

For	Against	Abstain
2,885,538	25,219	107,207

Proposal 3.  Approval of the Charter Amendment.

For	Against	Abstain
2,819,279	198,441	244

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

3.1	Certificate of Amendment to the DGT Holdings Corp. Certificate of Incorporation, as amended.

3.2	Amendment No. 4 to the Amended and Restated By-Laws of DGT Holdings Corp. dated August 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGT HOLDINGS CORP.
(Registrant)

Date: August 17, 2012	By:	/s/ Mark A. Zorko
Mark A. Zorko Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibits

3.1	Certificate of Amendment to the DGT Holdings Corp. Certificate of Incorporation, as amended.

3.2	Amendment No. 4 to the Amended and Restated By-Laws of DGT Holdings Corp. dated August 16, 2012.